EXHIBIT 32.02

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Allen D. Goodman, a Managing Member of Beeland Management Company, L.L.C., the General Partner of Rogers International Raw Materials Fund, L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 14, 2011

By: /s/ Allen D. Goodman

Allen D. Goodman

Managing Member (Principal Financial and Accounting Officer)

Beeland Management Company, L.L.C.

General Partner of Rogers International Raw Materials Fund, L.P.

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